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                                                                       EXHIBIT 5

                                    GUARANTY

     WHEREAS, eflex Wireless, Inc., a Delaware corporation ("eflex"), is indebted to Saunders & Parker, Inc., a Texas corporation (the "Lender");

     WHEREAS, Telenetics Corporation, a California corporation (the "Company"), desires to acquire all of the outstanding stock of eflex and, as a condition to such purchase, all of such obligations of eflex to Lender have been canceled and the Company has agreed to repay such obligations to the Lender;

     WHEREAS, the Company has, simultaneously with the delivery of this Guaranty, repaid one-half of such obligations and delivered that certain Promissory Note dated of even date herewith in the original principal amount of $136,444.90 (as amended, modified, extended, or renewed from time to time, the "Note"), which is the other one-half of such obligations; and

     WHEREAS, the Lender has conditioned cancellation of such obligations from eflex and the acceptance of the Note upon the execution and delivery of this Guaranty by Michael A. Armani ("Guarantor");

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, Guarantor hereby irrevocably and unconditionally guarantees to the Lender the prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), upon the following terms:

     1. The term "Guaranteed Indebtedness" means all of the amounts due the Lender that are evidenced by or that arise under the Note and include any and all post-petition interest and expenses (including reasonable attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.

     2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness.

     3. If Guarantor becomes liable for any indebtedness owing by the Company to the Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Lender hereunder shall be cumulative of any and all other rights that the Lender may ever have against Guarantor. The exercise by the Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     4. In the event of default by the Company in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to the Lender without notice or demand (except as specifically set forth in the Note), in lawful currency of the United States, and it shall not be necessary for the Lender, in order to

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enforce such payment by Guarantor, first to institute suit or exhaust its remedies against the Company or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral that shall ever have been given to secure such Guaranteed Indebtedness. In no event shall Guarantor be subrogated to the rights of the Lender with respect to the Guaranteed Indebtedness, even to the extent to which the Guaranteed Indebtedness was discharged by Guarantor. Furthermore, upon payment by Guarantor of any sums to the Lender hereunder, all rights of Guarantor against the Company, whether arising as a result therefrom by way of right of subrogation (which rights are expressly waived by Guarantor), reimbursement, or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

     5. Guarantor hereby agrees that its obligations under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any reason or event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness;
(b) any partial release of the liability of Guarantor hereunder, or the release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any dissolution, insolvency, or bankruptcy of the Company, Guarantor, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Lender to the Company, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Company or Guarantor to the Lender is held to constitute a preference under the bankruptcy laws or if for any other reason the Lender is required to refund such payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the failure of the Lender to perfect or continue any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) the failure of the Lender to preserve, protect, maintain, or insure any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; or (m) any other circumstance that might otherwise constitute a defense available to, or discharge of, the Company or Guarantor.

     6. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by the other

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Note Documents (as defined in the Note) or by law.

     7. This Guaranty is for the benefit of the Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on Guarantor and Guarantor's heirs, successors, and assigns.

     8. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Company or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, when the statute of limitations in favor of Guarantor against the Lender shall commence to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     9. Guarantor recognizes that the Lender is relying upon this Guaranty and the undertakings of Guarantor hereunder in making an extension of credit to the Company under the Note and further recognizes that the execution and delivery of this Guaranty is a material inducement to the Lender's cancellation of obligations from eflex and acceptance of the Note. No condition to the full effectiveness of this Guaranty exists.

     10. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     11. Guarantor hereby waives promptness, diligence, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by the Company of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty except as specifically set forth in the Note.

     12. Guarantor agrees that the Lender may exercise any and all rights granted to it under the Note and the other Note Documents (as defined in the Note) without affecting the validity or enforceability of this Guaranty.

     13. Guarantor hereby represents and warrants to the Lender that Guarantor has adequate means to obtain from the Company on a continuing basis information concerning the financial condition of the Company and that Guarantor is not relying upon the Lender to provide (and the Lender shall have a duty to provide) any such information to Guarantor either now or in the future.

     14. This Guaranty embodies the final, entire agreement of the Guarantor with respect to the guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor as a final and complete expression of the terms of the Guaranty. No course of dealing between Guarantor and the Lender, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement or modify any term hereof.

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        EXECUTED on January __, 2000, be effective as of January 7, 2000.

                                    GUARANTOR:
                                    ----------

                                    ------------------------------------
                                    Michael A. Armani